===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 1997


                       VERTEX COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          TEXAS                        0-15277                   75-1982974
 (State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
        of Incorporation)                                    Identification No.)


     2600 NORTH LONGVIEW STREET, KILGORE, TEXAS                    75662
      (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (903) 984-0555


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

                       VERTEX COMMUNICATIONS CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


===============================================================================




ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            (a) ACQUISITION OF TIW SYSTEMS, INC. In accordance with the terms and provisions of a definitive Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated May 9, 1997, by and among the Registrant (the "Registrant" or "Vertex"), Vertex Acquisition Corporation ("VAC"), a Nevada corporation and a wholly-owned subsidiary of the Registrant, TIW Systems, Inc. ("TIW"), a California corporation, and certain principal shareholders of TIW (the "Principal Shareholders"), the Registrant has agreed to acquire all of the outstanding stock of TIW pursuant to the merger (the "Merger") of TIW with and into VAC, whereby VAC (i) will be the surviving corporation in the Merger, (ii) will continue thereafter as a wholly-owned subsidiary of the Registrant and (iii) incidental to and as a part of the Merger change its name to "TIW Systems, Inc." The Registrant will account for the acquisition under the purchase method of accounting.

            The Registrant will effectuate the Merger for aggregate consideration of approximately $19.4 million, consisting of (i) cash at closing (from the Registrant's general corporate funds available therefor) of approximately $7.8 million (the "Cash Portion of the Consideration"), (ii) an aggregate of 574,359 shares of the Registrant's authorized but previously unissued common stock, $.10 par value per share (the "Vertex Exchange Shares"), valued at $19.50 per share, subject to adjustment for payment of fractional shares in cash, and (iii) direct acquisition costs of approximately $.4 million. Such consideration was determined between the Registrant, TIW and the Principal Shareholders through arms-length, good faith bargaining.

            Upon consummation of the Merger, (i) the separate corporate existence of TIW will cease and all of the properties, rights, privileges, powers and franchises of TIW will vest in VAC, and all of the debts, liabilities and duties of TIW will attach to VAC, and (ii) all of the shares of TIW common stock, no par value per share (the "TIW Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the Cash Portion of the Consideration and the Vertex Exchange Shares, subject to certain adjustments. The Reorganization Agreement, including the related Merger, is subject, among other conditions, to the approval of the shareholders of TIW. If the requisite approval of TIW shareholders is received and the other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or about June 11, 1997.

            Neither the Registrant nor any of its affiliates, any director or officer of the Registrant, nor any associate of any such director or officer of the Registrant had, nor has, any material relationship with TIW or the Principal Shareholders thereof or any of their respective affiliates or associates.

            (b) NATURE AND INTENDED USE OF ASSETS. TIW designs, develops, manufactures, markets and supports telecommunications equipment and systems used in satellite and deep space communications, including receiving telemetry from, tracking, commanding and monitoring of satellites. TIW's product lines include large steerable antenna products, antenna tracking and control equipment, frequency conversion products, and digital communications products, including time division multi-access and single channel per carrier modems and voice and data channel processing equipment. The assets of TIW include, among other properties, cash, accounts receivable, plant and equipment (including land, manufacturing facilities, leasehold improvements, machinery and equipment, furniture and fixtures) and inventories (including finished goods, work-in-process and raw materials) utilized by TIW in operating and otherwise conducting its business headquartered at Santa Clara, California, and at various other sites through its subsidiaries, including the business operations of its principal operating subsidiaries, located in Albuquerque, New Mexico, Chantilly, Virginia, and Ontario, Canada, respectively. The Registrant intends to continue to utilize the assets of TIW, through VAC as the surviving corporation in the Merger and a wholly-owned subsidiary of the Registrant, in the same facilities, at the same respective locations, and for the same purposes as such assets were previously utilized by TIW.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                 Consolidated Financial Statements of TIW Systems, Inc. and
            subsidiaries ("TIW") for the Years ended December 31, 1996 and 1995 prepared in accordance with the specifications exacted by Regulation S-X, are included herein at pages 3 through 17 and include:

            o     Independent Auditors' Report

            o     Consolidated Balance Sheets at December 31, 1996 and 1995

            o Consolidated Statements of Operations for the Years ended December 31, 1996 and 1995

            o Consolidated Statements of Shareholders' Equity for the Years ended December 31, 1996 and 1995

            o Consolidated Statements of Cash Flows for the Years ended December 31, 1996 and 1995

            o Notes to Consolidated Financial Statements for the Years ended December 31, 1996 and 1995

                TIW SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED FINANCIAL STATEMENTS FOR
                THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of TIW Systems, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of TIW Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of TIW Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP
San Jose, California
April 2, 1997

TIW SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS)

--------------------------------------------------------------------------------------------------------
ASSETS                                                                               1996          1995

CURRENT  ASSETS:
  Cash and equivalents                                                            $  3,319      $  1,112
  Trade and contracts receivable, less allowance for doubtful accounts
    of $148 in 1996 and $148 in 1995                                                 7,956         9,680
  Costs and estimated earnings in excess of billings on uncompleted contracts        5,352         8,783
  Inventories                                                                        5,999         4,027
  Prepaid expenses and other                                                           115           573
  Deferred income taxes                                                                699           422
                                                                                  --------      --------

           Total current assets                                                     23,440        24,597

PROPERTY  AND  EQUIPMENT,  Net                                                       2,352         1,947

LONG-TERM RECEIVABLE                                                                   552         1,064

OTHER  ASSETS                                                                          386           469
                                                                                  --------      --------
TOTAL                                                                             $ 26,730      $ 28,077
                                                                                  ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT  LIABILITIES:
  Accounts payable                                                                $  1,694      $  4,238
  Accrued expenses                                                                   1,193         1,344
  Due to related party                                                                --              82
  Billings in excess of costs and estimated earnings on uncompleted contracts        4,554         3,595
  Line of credit                                                                     3,585         1,950
  Current maturities of long-term debt                                               1,039           862
                                                                                  --------      --------

           Total current liabilities                                                12,065        12,071

LONG-TERM  DEBT                                                                      2,529         3,256

DEFERRED  INCOME  TAXES                                                                 53            92

MINORITY  INTEREST  IN  SUBSIDIARY                                                      14            19

SHAREHOLDERS'  EQUITY:
  Common stock - no par value; 10,000,000 shares authorized, outstanding:
    1996 - 6,457,935  shares; 1995 - 6,443,597 shares                                2,260         2,107
  Notes receivable from issuance of common stock                                       (89)          (89)
  Accumulated translation adjustment                                                   (14)          (11)
  Retained earnings                                                                 13,154        14,379
  Note receivable from Employee Stock Ownership Plan                                  --             (48)
  Unallocated ESOP shares (acquired after December 31, 1992):
    1996 - 958,894 shares; 1995 - 1,269,485 shares                                  (3,242)       (3,699)
                                                                                  --------      --------

           Total shareholders' equity                                               12,069        12,639
                                                                                  --------      --------

TOTAL                                                                             $ 26,730      $ 28,077
                                                                                  ========      ========

See notes to consolidated financial statements.

TIW SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                                    1996          1995

CONTRACT REVENUE AND SALES                       $ 41,332      $ 45,721

CONTRACT COSTS AND COST OF SALES                   32,465        35,929
                                                 --------      --------
           Gross profit                             8,867         9,792

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        6,289         5,344

RESEARCH AND DEVELOPMENT
  EXPENSES                                          3,922         4,057
                                                 --------      --------
           Operating profit (loss)                 (1,344)          391
                                                 --------      --------

OTHER EXPENSE:
  Interest expense, net                              (240)         (302)
  Other, net                                         (104)           39
                                                 --------      --------
           Other expense, net                        (344)         (263)
                                                 --------      --------

INCOME (LOSS) BEFORE INCOME TAXES                  (1,688)          128

INCOME TAX BENEFIT                                   (463)         (216)
                                                 --------      --------
NET INCOME (LOSS)                                $ (1,225)     $    344
                                                 ========      ========


See notes to consolidated financial statements.

TIW SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996 AND 1995
(DOLLARS IN THOUSANDS)

-----------------------------------------------------------------------------------------------------------------------------------


                                                            NOTES
                                                        RECEIVABLE
                                                            FROM                                        UNALLOCATED
                                      COMMON STOCK      ISSUANCE OF  ACCUMULATED                NOTE        ESOP          TOTAL
                                  --------------------     COMMON    TRANSLATION   RETAINED  RECEIVABLE     SHARE    SHAREHOLDERS'
                                   SHARES       AMOUNT     STOCK     ADJUSTMENT    EARNINGS   FROM ESOP    AMOUNTS       EQUITY

BALANCES,  January 1, 1995        6,443,597    $ 2,032    $ (89)        $(22)      $14,035     $(69)       $(3,857)     $12,030

Allocation of shares in ESOP                                                                     21            158          179

Compensation expense - ESOP                         75                                                                     75

Translation adjustment                                                    11                                               11

Net income                                                                             344                                344
                                  ---------    -------    -----         ----       -------     ------      -------      -------

BALANCES, December 31, 1995       6,443,597      2,107      (89)         (11)       14,379      (48)        (3,699)      12,639

Allocation of shares in ESOP                                                                     48            457          505

Compensation expense - ESOP                        148                                                                    148

Stock issued for Multipoint          14,338          5                                                                      5

Translation adjustment                                                    (3)                                              (3)

Net loss                                                                            (1,225)                            (1,225)
                                  ---------    -------    -----         ---        -------     ------      -------      -------
BALANCES, December 31, 1996       6,457,935    $ 2,260    $ (89)        $(14)      $13,154     $  --       $(3,242)     $12,069
                                  =========    =======    =====         ====       =======     ======      =======      =======

See notes to consolidated financial statements.

TIW SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)

-----------------------------------------------------------------------------------------------------------------------

                                                                                                    1996        1995
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Net income (loss)                                                                               $(1,225)     $   344
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation and amortization                                                                     667          484
    Deferred income taxes                                                                            (316)        (170)
    Allocation of shares in Employee Stock Ownership Plan                                             457          158
    Increase in common stock due to compensation expense                                              148           75
    Changes in operating assets and liabilities, excluding the effect of acquisitions:
      Receivables                                                                                   2,235       (2,682)
      Costs and estimated earnings in excess of billings on uncompleted contracts                   3,431       (3,590)
      Inventories                                                                                  (1,972)        (934)
      Prepaid expenses and other                                                                      459          (92)
      Other assets                                                                                     83         (202)
      Accounts payable                                                                             (2,628)       3,048
      Accrued expenses                                                                               (150)        (154)
      Billings in excess of costs and estimated earnings on uncompleted contracts                     959       (1,343)
                                                                                                  -------      -------
           Net cash provided by (used in) operating activities                                      2,148       (5,058)
                                                                                                  -------      -------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
  Cash paid for acquisition                                                                                       (133)
  Purchases of equipment and leasehold improvements                                                (1,073)        (346)
  Proceeds from repayments of note receivable from Employee Stock Ownership Plan                       48           21
                                                                                                  -------      -------
           Net cash used in investing activities                                                   (1,025)        (458)
                                                                                                  -------      -------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
  Borrowings on line of credit, net                                                                 1,635        1,950
  Proceeds from debt                                                                                  434           55
  Repayments of debt                                                                                 (984)        (901)
                                                                                                  -------      -------
           Net cash provided by financing activities                                                1,085        1,104
                                                                                                  -------      -------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                                (1)          11
                                                                                                  -------      -------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                                     2,207       (4,401)

CASH AND EQUIVALENTS, Beginning of year                                                             1,112        5,513
                                                                                                  -------      -------
CASH AND EQUIVALENTS, End of year                                                                 $ 3,319      $ 1,112
                                                                                                  =======      =======

NONCASH  OPERATING  AND  INVESTING  ACTIVITIES -
  Equipment acquired under capital lease                                                          $   434      $     4
                                                                                                  =======      =======


See notes to consolidated financial statements.                      (Continued)

TIW SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995
(IN THOUSANDS)

----------------------------------------------------------------------------------------------------------

                                                                                           1996      1995

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION -
  Cash paid during the year for:
  Interest                                                                                 $ 684    $ 647
                                                                                           ======   =====
  Income taxes                                                                             $  50    $ 174
                                                                                           ======   =====


  The following provides additional information concerning supplemental disclosures of cash flow activities for the effect of acquisition:
      Cash paid - net of cash acquired                                                     $  --    $(133)
      Stock issued                                                                            --       --
      Tangible assets acquired                                                                --       90
      Goodwill acquired                                                                       --      147
                                                                                           -----    -----
      Liabilities assumed                                                                  $  --    $ 104
                                                                                           ======   =====


See notes to consolidated financial statements.                      (Concluded)

TIW SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


1.   SIGNIFICANT  ACCOUNTING  POLICIES

     DESCRIPTION OF BUSINESS - TIW Systems, Inc., a closely held company, was founded in 1976. TIW Systems, Inc. is a multi-discliplinary systems engineering and project management company with primary emphasis on the design, manufacture and implementation of satellite communication equipment and facilities.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of TIW Systems, Inc. and its wholly-owned subsidiaries (the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Such estimates include estimates to complete on long-term construction contracts, the level of the allowance for potentially uncollectible receivables, inventory reserves for obsolete, slow moving or nonsalable inventory, warranty reserves, deferred income taxes and accrued liabilities. Actual results could differ from those estimates.

     CASH AND EQUIVALENTS - The Company considers all highly liquid investments and debt instruments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist of commercial paper and bankers' acceptances.

     RECEIVABLES - Receivables contain amounts which are billed in accordance with the terms of the related contracts, which may allow progress billings upon shipment, billings upon completion, or other billing arrangements.

     INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out basis) or market.

     ACCOUNTING FOR LONG-TERM CONTRACTS - The Company recognizes income from long-term contracts on the percentage-of-completion method. Contract revenue is determined by applying the percentage of completion of contracts in each year to the negotiated contract value. Percentage-of-completion is measured by the percentage of costs incurred to date to total estimated costs for each contract. Losses estimated prior to completion of the contract are provided for when determined. As contracts extend over one or more years, revisions in cost and gross profit estimates during the course of the work are reflected in the accounting period in which the factors requiring the revision become known.

     Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts are classified as current assets and current liabilities, respectively. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized on the percentage-of-completion method which, based upon the terms of the related contracts, is not yet billable.

     PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from five to 20 years. The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets To Be Disposed Of," effective January 1, 1996. The adoption of this statement had no material effect on the Company's financial condition or results of operations.

     LONG-TERM RECEIVABLE - Long-term receivable consists of noncurrent amounts due to the Company under a direct financing equipment lease with a customer.

     OTHER ASSETS - Other assets consist of investments in nonconsolidated subsidiaries and goodwill which is being amortized over five years.

     FOREIGN CURRENCY TRANSLATION - The Company translates the assets and liabilities of its foreign operations at rates of exchange in effect at year end. Income and expenses are translated at an average rate. Translation adjustments are reported as a separate component of shareholders' equity. Foreign currency transaction gains and losses were not significant in 1996 and 1995.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash equivalents and accounts receivable.

     The Company's customers consist of U.S. and foreign governmental agencies and private sector companies located worldwide. To reduce credit risk, the Company monitors its customers' financial condition. Collateral is generally not required, although letters of credit are frequently obtained. The Company maintains reserves for potential credit losses, but historically has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area.

     The Company maintains its excess cash balances in a variety of financial instruments such as commercial paper and bankers' acceptances. Historically, the Company has not experienced any losses in any of the instruments it has purchased with excess cash balances.

     INCOME TAXES - The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

     STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for stock issued to Employees."

     RECLASSIFICATIONS - Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation. Such reclassifications had no effect on net income or shareholders' equity.

2.   ACQUISITION

     In December 1995, the Company purchased all outstanding shares of Whitewave Communications, Inc., a Canadian company, for $226,000. This transaction was accounted for as a purchase. Accordingly, a portion of the purchase price has been allocated to the net assets acquired based on their estimated fair values with the balance of the purchase price, $147,000, included in goodwill. The goodwill is being amortized over five years. The operations of Whitewave prior to its acquisition were not significant.

3.   COSTS  AND  BILLINGS  ON  UNCOMPLETED  CONTRACTS

     A summary of costs and billings on uncompleted contracts at December 31 is as follows (in thousands):

                                                      1996         1995

       Costs incurred on uncompleted contracts     $ 52,580      $75,409
       Estimated earnings (losses) to date             (250)       2,128
                                                   --------      -------
       Total revenue recognized to date              52,330       77,537
       Less billings to date                         51,532       72,349
                                                   --------      -------
                                                   $    798      $ 5,188
                                                   ========      =======



     The above amounts are included in the accompanying balance sheets at December 31 under the following captions (in thousands):

                                                    1996         1995
       Costs and estimated earnings in excess
         of billings on uncompleted contracts      $ 5,352      $ 8,783
       Billings in excess of costs and estimated
         earnings on uncompleted contracts          (4,554)      (3,595)
                                                   -------      -------
                                                   $   798      $ 5,188
                                                   =======      =======


4.    INVENTORIES

     Inventories at December 31 consist of the following (in thousands):

                                                    1996       1995

       Finished goods                              $2,160     $  621
       Work in process                              2,836        864
       Raw materials                                1,003      2,542
                                                   ------     ------

                                                   $5,999     $4,027
                                                   ======     ======

5.    PROPERTY  AND  EQUIPMENT

     Property, equipment and leasehold improvements at December 31 consist of the following (in thousands):

                                                     1996        1995

       Machinery and equipment                     $ 5,291      $ 4,321
       Furniture and fixtures                          326          288
       Building                                        247          250
       Construction-in-process                         111           72
       Land                                             92           92
       Leasehold improvements                           46            3
                                                   -------      -------
                                                     6,113        5,026
       Accumulated depreciation and amortization    (3,761)      (3,079)
                                                   -------      -------
                                                   $ 2,352      $ 1,947
                                                   =======      =======

6.   BORROWING  ARRANGEMENTS

     LINE OF CREDIT - The Company has a $12,000,000 credit facility with a bank which may be used for advances under a revolving line of credit for its normal working capital requirements and for the issuance of standby letters of credit. Under this credit agreement, which expires on July 31, 1997, the Company is required to comply with certain minimum financial ratios and other restrictive covenants. The Company was not in compliance with a profitability covenant at December 31, 1996, but has received a waiver from the bank. Advances under the revolving lines of credit are secured by receivables, inventories and property and equipment and bear interest at the bank's reference rate (9.0% at December 31, 1996) plus 0.5%. Fees for letters of credit are 1.5% of the face amount of each advance and mature no later than one year after the expiration date of the credit facility. At December 31, 1996, there were $3,585,000 outstanding borrowings under the line of credit and the Company had issued irrevocable standby letters of credit totaling $978,000.

     LONG-TERM DEBT - Long-term debt at December 31 consists of the following (dollars in thousands):

                                                                             1996         1995
Term loan payable to bank in monthly installments of $39 plus interest at prime (8.25% at December 31, 1996) plus 0.875% through May 1999, collateralized by receivables, inventory, and property and
  equipment (see Note 11)                                                  $ 2,082      $ 2,605
Bank note payable in monthly installments of $7 plus interest at 9.5%
  with balance due November 2000, collateralized by land                       528          560
Term loan payable to bank in monthly installments of $12 plus interest at prime (8.25% at December 31, 1996) plus 1.75% through May 1998, collateralized by receivables, inventory and property and
  equipment (see Note 11)                                                      198          338
                                                                           -------      -------

                                                                             2,808        3,503
Capital leases obligations (see Note 7)                                        760          615
                                                                           -------      -------
                                                                             3,568        4,118
Current maturities                                                          (1,039)        (862)
                                                                           -------      -------
                                                                           $ 2,529      $ 3,256
                                                                           =======      =======

     Future annual principal payments of long-term debt (excluding capital leases) as of December 31, 1996 are as follows (in thousands):

        YEARS ENDING
        DECEMBER 31,

          1997                                             $ 654
          1998                                               573
          1999                                             1,187
          2000                                               394
          2001                                                 -
                                                          ------
                                                          $2,808
                                                          ======

7.   LEASES

     The Company leases its manufacturing facilities and certain equipment under long-term operating leases. These leases expire at various dates through 2003. Rent expense for all operating leases was approximately $739,000 and $664,000, respectively, in 1996 and 1995.

     At December 31, 1996, the carrying value of equipment held under capital leases was $817,000, net of accumulated amortization of $447,000. Additionally, the Company entered into five capital leases totaling approximately $434,000.

     Future minimum lease payments for capital and operating leases are as follows (in thousands):

      YEARS ENDING                          CAPITAL    OPERATING
      DECEMBER 31,                          LEASES       LEASES

        1997                                $ 433      $  753
        1998                                  251         714
        1999                                  157         721
        2000                                   --         739
        2001                                   --         687
        Thereafter                             --       1,271
                                            -----      ------
      Total                                   841      $4,885
                                                       ======
      Less amount representing interest       (81)
                                            -----

      Present value of lease payments       $ 760
                                            -----

8.   INCOME  TAX  BENEFIT

     The income tax benefit for the years ended December 31 consists of the following (in thousands):

                                            1996        1995
       Currently payable (refundable):
         Federal                           $(276)     $ (10)
         State                               129        (36)
                                           -----      -----
                                            (147)       (46)
                                           -----      -----
       Deferred credit:
         Federal                            (174)      (113)
         State                              (142)       (57)
                                           -----      -----

                                            (316)      (170)
                                           -----      -----

       Total                               $(463)     $(216)
                                           =====      =====

     Deferred income taxes result from differences in the recognition of certain assets and liabilities for tax and financial reporting purposes, principally related to depreciation, accrued expenses, interest on contracts in progress and state net operating loss carryforwards. The effective tax rate differs from the statutory rate principally due to foreign losses for which there is no federal benefit.

     No (benefit)/provision for federal income taxes has been made on the undistributed (loss)/earnings of its foreign subsidiary of approximately ($239,000) and $20,000, respectively, in 1996 and 1995 which are expected to be permanently reinvested. The cumulative amount of undistributed earnings on which no federal income taxes have been provided was approximately $411,000 at December 31, 1996, representing an unrecognized deferred tax liability of $140,000.

9.   STOCK  OPTIONS

     The Company has granted stock options to directors, officers and key employees. The Board of Directors approves the exercise price of the option, the periods during which the option may be exercised and all other terms and conditions of the option. The options generally vest over five years and have a term of up to ten years. The options outstanding at December 31, 1996 are subject to an acceleration clause if the Vertex Communications acquisition is consummated (see Note 14).

     Option activity is as follows:

                                                                               WEIGHTED
                                                                   NUMBER       AVERAGE
                                                                     OF        EXERCISE
                                                                   SHARES        PRICE
Outstanding, December 31, 1994 and 1995 (14,000 exercisable at
  a weighted average price of $2.09)                                70,000      $   2.09

Granted (fair value of $1.76)                                       50,000          2.09
Canceled                                                           (70,000)         2.09
                                                                    ------      --------
Outstanding, December 31, 1996 (none were exercisable)              50,000      $   2.09
                                                                    ======      ========

     Subsequent to December 31, 1996, the Company granted an option for 25,000 shares at $0.35 per share.

     ADDITIONAL STOCK PLAN INFORMATION - As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires the disclosure of pro forma net income had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing method with the following weighted average assumptions: expected life, 48 months following vesting; volatility, zero in 1996; risk-free interest rates, 6.5% in 1996; and no dividends during the expected term. The Company's calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair value of the 1996 award had been amortized to expense over the vesting period of the award, pro forma net income (loss) would not have been materially different from actual net income (loss) reported for the year.

     Additional information regarding options outstanding as of December 31, 1996 is as follows:


                                    OPTIONS OUTSTANDING
                              ------------------------------    OPTIONS EXERCISABLE
                                 WEIGHTED                      --------------------------
                                 AVERAGE        WEIGHTED                      WEIGHTED
                                REMAINING       AVERAGE                       AVERAGE
     EXERCISE      NUMBER    CONTRACTUAL LIFE   EXERCISE         NUMBER       EXERCISE
      PRICES    OUTSTANDING     (YEARS)          PRICE        EXERCISABLE       PRICE

     $   2.09      50,000        3.67          $   2.09             -         $   2.09
     --------      ------        ----          --------        ---------      --------

10.  RETIREMENT  PLAN

     The Company has a profit-sharing plan and a money purchase pension plan which cover substantially all employees. The Profit-Sharing Plan provides for voluntary employee salary reduction contributions to a maximum of 10% of compensation. Company contributions to this plan are discretionary, as determined by the Board of Directors, and totaled approximately $132,000 and $147,000 in 1996 and 1995, respectively. Company contributions to the Money Purchase Pension Plan are five percent of eligible employee compensation, become vested at various rates over seven years and totaled approximately $233,000 and $310,000 in 1996 and 1995, respectively.

11.  EMPLOYEE  STOCK  OWNERSHIP  PLAN

     The Company sponsors an employee stock ownership plan (ESOP) that covers all U.S. non-union employees. The Company made a loan to the ESOP of $3,300,000 in 1994 for the purchase of shares. The Company makes annual contributions to the ESOP equal to the ESOP's debt service to the Company. The ESOP shares are pledged as collateral on the notes payable to the Company. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, beginning in 1994, shares acquired by the ESOP after 1992 and pledged as collateral are reported as unallocated ESOP shares in the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, except for shares acquired by the ESOP prior to December 31, 1992 for which the Company records compensation expense equal to the cost of the shares to the ESOP. As of December 31, 1996, all shares acquired by the ESOP through December 31, 1992 had been committed for allocation. ESOP compensation expense was $148,000 and $75,000 for 1996 and 1995, respectively. The ESOP shares as of December 31, 1996 were as follows:

Allocated shares                                                          1,008,544
Unallocated shares                                                          965,165
                                                                          ---------

Total ESOP shares                                                         1,973,709
                                                                          =========

     Fair value (as estimated by the Company's Board of Directors) of
     unallocated shares                                                   2,557,687
                                                                          ---------


12.  MAJOR  CUSTOMERS

     During 1996, the Company had contract revenue from two customers of $8,873,000 and $5,666,000 representing 21% and 14%, respectively, of total contract revenue and sales. Receivables and costs and estimated earnings in excess of billings on uncompleted contracts totaled $1,692,000 and $126,000 respectively, for these two customers at December 31, 1996. During 1995, the Company had contract revenue from two customers of $10,079,000 and $9,422,000 representing 22% and 21%, respectively, of total contract revenue and sales. Receivables and costs and estimated earnings in excess of billings on uncompleted contracts totaled $2,501,000 and $2,938,000, respectively, for these two customers at December 31, 1995. The individual customers that represent the Company's major customers vary year to year depending upon the relative sizes of the respective contracts and the timing of the work performed.

13.  RELATED  PARTY  TRANSACTIONS

     The Company purchased $696,393 of services and material in their normal course of business from TIW Syscon in which TIW Systems had a 33% ownership interest at December 31, 1996.

     The Company owns 44% of Tauberaud (an Estonian company) that is accounted for under the equity method. The results of operations and financial position of Tauberaud are not material. In addition, the Company's president holds an additional 7% ownership in the same company. Purchases from Tauberaud were $1,406,660 and $440,000 in 1996 and 1995, respectively. At December 31, 1996, there was a $35,000 receivable from Tauberaud.

14.  SUBSEQUENT  EVENTS

     On January 21, 1997, the Company entered into a letter of intent with Vertex Communications Corporation (Vertex) providing for the acquisition of the Company. Vertex was incorporated in 1984 to design, develop and manufacture an extensive line of precision earth station antennas for satellite communications. The acquisition requires shareholder approval and is expected to be consummated in the second quarter of 1997.

                                   * * * * *

            (b)  PRO FORMA FINANCIAL INFORMATION

                 Pro Forma Condensed Consolidated Financial Statements, in
            compliance with the applicable Rules of Regulation S-X, relative to the Registrant and TIW are included herein at pages 18 through 22 and include:

            o Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

            o Pro Forma Condensed Consolidated Balance Sheet at March 28, 1997 (unaudited)

            o Pro Forma Condensed Consolidated Statement of Income for the Year ended September 30, 1996 (unaudited)

            o Pro Forma Condensed Consolidated Statement of Income for the Six Months ended March 28, 1997 (unaudited)

            o Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)



                      INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma financial information and related notes have been prepared giving effect to the acquisition of TIW by Vertex through the Merger, as if the transaction had been effected at March 28, 1997 for the pro forma condensed consolidated balance sheet, and at October 1, 1995 for the pro forma condensed consolidated statements of income for the year ended September 30, 1996, and for the six months ended March 28, 1997. The Merger is being accounted for under the purchase method of accounting.

            The accompanying unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results that would actually have been obtained if the Merger had been effected as of the respective dates indicated above or that may be obtained in the future.

            These pro forma financial statements and related notes have been prepared by the Registrant based upon assumptions deemed appropriate. Certain of these assumptions are set forth in the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial information presented herein should be read in conjunction with Vertex's Annual Report on Form 10-K for its fiscal year ended September 30, 1996 and Quarterly Reports on Form 10-Q for the periods ended December 27, 1996 and March 28, 1997, respectively, as well as TIW's Consolidated Financial Statements and related notes included in this report.

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           (IN THOUSANDS, UNAUDITED)



                                                      MARCH 28, 1997
                                                        HISTORICAL                                   PRO FORMA
                                                  -----------------------          PRO FORMA         FINANCIAL
                                                  VERTEX           TIW            ADJUSTMENTS        STATEMENT
                                                  -------       ---------       ----------------   -------------
ASSETS
Current Assets:
     Cash and equivalents                         $18,388       $      10       $ (7,751) (A)      $   10,647
     Accounts receivable                           20,352          17,498                              37,850
     Inventories                                   16,326           6,917                              23,243
     Deferred income taxes                                            979                                 979
                                                  ----------    ------------    -----------        -------------
                                                   55,066          25,404         (7,751) (A)          72,719

Property and equipment, net                        13,737           2,201                              15,938

Goodwill                                            4,604                          6,307  (A)          10,911
Long-term receivable                                                  552                                 552
Other assets                                          431             651                               1,082
                                                  ----------    ------------    -----------        -------------
     TOTAL ASSETS                                 $73,838       $  28,808       $ (1,444)          $  101,202
                                                  ==========    ============    ===========        =============

LIABILITIES AND SHAREHOLDERS'
     EQUITY
Current Liabilities:
     Accounts payable                             $ 3,028       $   2,507       $    400 (A)       $    5,935
     Accrued liabilities                            5,817           1,271                               7,088
     Customers' advances                            2,767           3,926                               6,693
     Income taxes payable                             940                                                 940
     Line of credit                                                 5,275                               5,275
     Current portion of long-term debt                592             823                               1,415
                                                  ----------    ------------    -----------        -------------
                                                   13,144          13,802            400               27,346

Deferred income taxes                                 951              92                               1,043
Long-term debt                                        753           2,528                               3,281
Minority interest in subsidiary                                        14                                  14

Shareholders' Equity
     Common stock (4,661,402 actual
       shares issued by Vertex and
       5,235,761 pro forma shares)                    466           2,260         (2,202) (A)             524
     Capital in excess of par value                24,743                         10,470  (A)          35,213
     Retained earnings                             36,077          13,331        (13,331) (A)          36,077
     Treasury stock                                (2,269)                                             (2,269)
     Notes receivable from common stock
       issued                                                         (89)            89  (A)               0
     Translation adjustment                           (27)            (14)            14  (A)             (27)
     Unallocated ESOP shares                                       (3,116)         3,116  (A)               0
                                                  ----------    ------------    -----------        -------------
                                                   58,990          12,372         (1,844)              69,518
                                                  ----------    ------------    -----------        -------------
     TOTAL LIABILITIES AND EQUITY                 $73,838       $  28,808       $ (1,444)          $  101,202
                                                  ==========    ============    ===========        =============



 See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)




                                         HISTORICAL                                 PRO FORMA
                                    ---------------------           PRO FORMA       FINANCIAL
                                    VERTEX            TIW          ADJUSTMENTS      STATEMENT
                                    --------      --------         -----------      ---------
SALES                               $ 77,525      $ 41,332                          $ 118,857

COSTS AND EXPENSES
     Cost of Sales                    56,911        32,465                             89,376
     Research and development          3,217         3,922                              7,139
     Marketing                         4,236         1,846                              6,082
     General and administrative        5,127         4,547               420 (B)       10,094
                                    --------      --------         ---------         --------

                                      69,491        42,780               420          112,691
                                    --------      --------         ---------         --------

     Operating income                  8,034        (1,448)             (420)           6,166

OTHER INCOME (EXPENSE)
     Income from investments             632           198              (232)(C)          598
     Interest expense                   (115)         (438)                              (553)
                                    --------      --------         ---------         --------

INCOME BEFORE INCOME TAXES             8,551        (1,688)             (652)           6,211

PROVISION FOR INCOME TAXES             2,451          (463)                             1,988
                                    --------      --------         ---------         --------

NET INCOME (LOSS)                   $  6,100      $ (1,225)        $    (652)        $  4,223
                                    ========      ========         =========         ========

EARNINGS PER SHARE                  $    1.32                                        $   0.81
                                    =========                                        ========

AVERAGE SHARES AND
     EQUIVALENT SHARES
     OUTSTANDING                       4,612                             574(D)         5,186
                                    ========                       =========         ========





 See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 28, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                          HISTORICAL                               PRO FORMA
                                    ----------------------       PRO FORMA         FINANCIAL
                                     VERTEX         TIW          ADJUSTMENTS       STATEMENT
                                    --------      --------       -----------       ---------
SALES                               $ 40,116      $ 16,178         $ 56,294

COSTS AND EXPENSES
     Cost of Sales                    28,791        11,212                           40,003
     Research and development          1,448         1,642                            3,090
     Marketing                         2,273         1,023                            3,296
     General and administrative        3,295         2,192         $    210 (B)       5,697
                                    --------      --------         --------         -------

                                      35,807        16,069              210          52,086
                                    --------      --------         --------         -------

     Operating income                  4,309           109             (210)          4,208

OTHER INCOME (EXPENSE)
     Income from investments             406            49             (116)(C)         339
     Interest expense                    (49)         (206)                            (255)
                                    --------      --------         --------         -------

INCOME BEFORE INCOME TAXES             4,666           (48)            (326)          4,292

PROVISION FOR INCOME TAXES             1,447           (13)                           1,434
                                    --------      --------         --------         -------

NET INCOME (LOSS)                   $  3,219      $    (35)        $   (326)        $ 2,858
                                    ========      ========         ========         =======

EARNINGS PER SHARE                  $   0.69                                        $  0.55
                                    ========                                        =======

AVERAGE SHARES AND
     EQUIVALENT SHARES
     OUTSTANDING                       4,663                            574 (D)       5,237
                                    ========                       ========         =======





 See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

VERTEX COMMUNICATIONS CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


BALANCE SHEET ADJUSTMENTS

(A) On the Effective Date of the Merger, Vertex will acquire all of the outstanding shares of TIW Common Stock through the Merger for approximately $19.4 million of total consideration. Such consideration will be comprised of cash of approximately $7.8 million, 574,359 shares of Vertex Common Stock, and approximately $.4 million of direct acquisition costs, subject to certain adjustments. The acquisition will be accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed will be recorded at their estimated fair market values on the Effective Date. The excess of the purchase consideration over the net assets acquired of approximately $6.3 million will be recorded as goodwill and amortized over fifteen years using the straight line method.

STATEMENT OF INCOME ADJUSTMENTS

(B) To record amortization expense of goodwill ($6.3 million) of approximately $420,000 annually.

(C) To reduce investment income due to cash paid out of $7.8 million as part of the purchase consideration.

(D) To give effect to the issuance of 574,359 shares of Vertex's Common Stock which will be part of the consideration exchanged for all of the shares of TIW Common Stock.


The historical results of TIW included in Vertex's pro forma condensed consolidated statement of income for the year ended September 30, 1996 are for the year ended December 31, 1996, which was TIW's fiscal year end.





            (c)  EXHIBITS.

                 2.1*    -- Agreement and Plan of Reorganization, dated May
                            9, 1997, by and among TIW Systems, Inc., Vertex Communications Corporation, a Texas corporation, Vertex Acquisition Corporation, a Nevada corporation, and Heldur Tonisson, Rein Luik, and TIW Systems, Incorporated Employee Stock Ownership Trust, Principal Shareholders of TIW Systems, Inc.

                 ---------------

                 *  Filed herewith.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VERTEX COMMUNICATIONS CORPORATION
                                                    (Registrant)


                                       By:      /s/ James D. Carter
                                          -------------------------------------
                                                    James D. Carter
                                             Vice President and Chief Financial
                                           Officer (Duly Authorized Officer and
                                           Principal Financial and Accounting
                                           Officer)
Date:  May 14, 1997

                                 EXHIBIT INDEX

                 2.1*    -- Agreement and Plan of Reorganization, dated May
                            9, 1997, by and among TIW Systems, Inc., Vertex Communications Corporation, a Texas corporation, Vertex Acquisition Corporation, a Nevada corporation, and Heldur Tonisson, Rein Luik, and TIW Systems, Incorporated Employee Stock Ownership Trust, Principal Shareholders of TIW Systems, Inc.

                 ---------------

                 *  Filed herewith.